UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 13, 2007
Date of Report (Date of earliest event reported)

The Small Business Company

(Exact name of registrant as specified in its charter)

Delaware	000-52184	55-0808106

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

674 Via de La Valle, Solana Beach, CA	92075

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 481-5600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

See Item 3.02 of this Current Report on Form 8-K, which Item is incorporated herein by this reference.

Section 3 - Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

Between July 13, 2007 and July 20, 2007,The Small Business Company (the "Company") sold an aggregate of 6 units (“Units”) at a price of $25,000 per Unit, each Unit consists of (i) a $25,000 10% Subordinated Convertible Debenture convertible into shares of the Company’s common stock at a per share conversion price of $0.20 per share and (ii) a warrant to purchase 25,000 shares of the Company’s common stock at an exercise price of $0.20 per share, in a private placement offering (“Offering”) to accredited investors ("Investors") pursuant to exemption from registration under Section 4(2) and/or Rule 506 of the Securities Act of 1933, as amended (the "Securities Act") for aggregate net proceeds of approximately $126,000. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, including.

The Debenture accrues interest at a rate of 10% per annum, which interest is payable on April 1, July 1, October 1 and January 1 of each year and at maturity (December 31, 2009). The payment of the principal of an interest on the Debenture is subordinated to all Senior Debt (as defined in the Debenture). The Company has the option to prepay the Debenture at any time after December 31, 2007 at a rate of 105% of principal plus accrued interest. The Warrant has a 3 yr. term

Freedom Investors Corp., an NASD member firm, acted as placement agent (“Placement Agent”) in connection with the Offering. For its services in connection with the Offering, the Placement Agent received a 8.0% cash commission, a 1.0% non-accountable expense allowance, a 1.0% due diligence fee, and a warrants to purchase 100,000 shares of Common Stock at an exercise price of $0.15 per share. The Company also agreed to pay reasonable legal fees not to exceed $25,000 to counsel for the Placement Agent.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Form of Subscription Agreement. (1)
10.2	Form of Convertible Promissory Note. (1)
10.3	Form of Warrant. (1)
(1) Filed as an exhibit to our Current Report on Form 8-K dated March 6, 2007 and filed on March 12, 2007 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SMALL BUSINESS COMPANY

Date: July 24, 2007	By: /s/ Stuart Schreiber

Stuart Schreiber, Chief Executive Officer